SECURITIES ESCROW AGREEMENT

This SECURITIES ESCROW AGREEMENT (this “Agreement”), dated as of February 26, 2010 by and among Remediation Services, Inc., a Nevada corporation (the “Company”), Longboard Capital Advisors, LLC, as representative of the Purchasers (the “Purchaser Representative”), China LianDi Energy Resources Engineering Technology Ltd., a company organized in the British Virgin Islands (the “Principal Stockholder”), and Loeb & Loeb LLP (the “Escrow Agent”).  Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WITNESSETH:

WHEREAS, the Company intends to consummate a private placement transaction with certain accredited investors, non U.S. persons and/or qualified institutional buyers (the “Purchasers”), whereby the Company will issue units (the “Units”), each consisting of (i) nine (9)  shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Preferred Shares”), initially convertible into nine (9) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (subject to adjustment), (ii) one (1) share of Common Stock and (iii) a Series A Warrant (the “Series A Warrant”) and a Series B Warrant (the “Series A Warrant” and, together with the Series B Warrant, the “Warrants”), each Warrant exercisable to purchase the number of shares of Common Stock equal to twenty-five percent (25%) of the number of shares of Common Stock underlying the Units purchased by each Purchaser (the “Financing Transaction”);

WHEREAS, in connection with the Financing Transaction, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), by and among the Company and the Purchasers, and certain other agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”);

WHEREAS, as an inducement to the Purchasers to enter into the Purchase Agreement, the Principal Stockholder has agreed to place stock certificates representing 1,722,311 shares of Common Stock (the “Escrow Shares”) into escrow for the benefit of the Purchasers in the event the Company fails to achieve a certain financial performance threshold for the 12-month period ending March 31, 2011; and

WHEREAS, the Company and the Purchaser Representative have requested that the Escrow Agent hold the Escrow Shares on the terms and conditions set forth in this Agreement and the Escrow Agent has agreed to act as escrow agent pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

TERMS OF THE ESCROW

1.1           Appointment of Escrow Agent.  The parties hereby agree to appoint Loeb & Loeb LLP as Escrow Agent (the “Escrow Agent”), to act in accordance with the terms and conditions set forth in this Agreement, and Escrow Agent hereby accepts such appointment and agrees to act in accordance with such terms and conditions.

1.2           Establishment of Escrow Account.  Upon the execution of this Agreement, the Principal Stockholder shall deliver to the Escrow Agent the Escrow Shares, along with a stock power executed in blank, signature medallion guaranteed or in other form and substance acceptable for transfer.  The Escrow Agent shall hold the Escrow Shares and distribute the same as contemplated by this Agreement.

1.3           Performance Threshold.  The distribution of the Escrow Shares shall be based upon the following performance threshold (the “Performance Threshold”) for the fiscal year ended March 31, 2011 (“Fiscal Year 2011”):

(a)           The Fiscal Year 2011 Performance Threshold shall be audited Net Income equal to or greater than $20.5 million (the “2011 PT”).

(b)           For the purposes of this Agreement, “Net Income” shall be defined in accordance with US GAAP and reported by the Company in its audited financial statements for the Fiscal Year 2011; provided, however, that Net Income for Fiscal Year 2011 shall be increased by any non-cash charges incurred (i) as a result of the Financing Transaction, including without limitation, as a result of the issuance and/or conversion of the Preferred Shares, and the issuance and/or exercise of the Warrants, (ii) as a result of the release of the Escrow Shares to the Principal Stockholder and/or the Purchasers, as applicable, pursuant to the terms of this Agreement, (iii) as a result of the issuance of ordinary shares of the Principal Stockholder to its PRC shareholders, upon the exercise of options granted to such PRC shareholders by the Principal Stockholder, as of the date hereof, (iv) as a result of the issuance of warrants to any placement agent and its designees in connection with the Financing Transaction, (v) the exercise of any warrants to purchase Common Stock outstanding as of the date hereof, and (vi) the issuance under any performance based equity incentive plan adopted by the Company.  Net Income will also be increased to adjust for any cash or non-cash charges resulting from the payment of dividends on the Preferred Shares in connection with the Financing Transaction.

1.4          Determination of 2011 PT.

(a)           The 2011 PT shall be determined as of the date of the Company’s audited financial statements for 2011 are filed with the Commission pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, if the Company is not required to file reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and therefore prepares and furnishes the documents required by Section 6 of the Registration Rights Agreement, the 2011 PT shall be determined in accordance with such prepared documents at such time.

(b)           The Company will provide the Purchaser Representative with the Company’s audited financial statements for 2011, prepared in accordance with US GAAP, no later than the date for filing the Company’s Annual Report on Form 10-K for the year ended March 31, 2011, including any extension for filing the Annual Report which may be requested under Rule 12b-25 of the Securities Exchange Act of 1934, as amended (the “Annual Report”), with the Securities and Exchange Commission (“SEC”) so as to allow the Purchaser Representative the opportunity to evaluate whether the 2011 PT was attained.  The Purchaser Representative shall, promptly upon receipt of such financial statements (and in any event no later than two (2) business days thereafter), provide each of the Purchasers with copies of such financial statements and proposed Disbursement Instructions (as defined below) (collectively, the “Proposed Disbursement Materials”).

1.5          Distribution of the Escrow Shares.  The parties other than the Escrow Agent hereby agree that the Escrow Shares shall be distributed for the 2011 PT based on the following formula:

(a)           In the event the Company achieves at least 95% of the Performance Threshold, all of the Escrow Shares for the corresponding fiscal year shall be returned to the Principal Stockholder.

(b)           If the Company achieves less than 95% of the applicable Performance Threshold, the Purchasers shall receive in the aggregate, rounded up to the nearest whole share and on a pro rata basis (based upon the number of Preferred Shares or Conversion Shares owned by each such Purchaser as of the date of distribution of the Escrow Shares divided by the total number of Preferred Shares or Conversion Shares issued to all of the Purchasers on the closing date of the Financing Transaction), 86,115.55 Escrow Shares for each percentage by which the Performance Threshold was not achieved up to the total number of Escrow Shares.

No earlier than five (5) and no later than ten (10) business days after the Purchaser Representative’s delivery to each of the Purchasers of the Proposed Disbursement Materials pursuant to Section 1.4(b) hereof, the Company and the Purchaser Representative shall provide joint written instructions in accordance with the calculations above to the Escrow Agent (the “Disbursement Instructions”) instructing the Escrow Agent to issue and deliver the applicable Escrow Shares.  Promptly after receiving the Disbursement Instructions the Escrow Agent will issue and deliver the Escrow Shares in accordance with the Disbursement Instructions.  Notwithstanding anything to the contrary set forth in this Agreement, (i) if Escrow Shares are distributed pursuant to Section 1.5(b) above, only those Purchasers who own Preferred Shares or Conversion Shares of the Company at the time that the Escrow Shares are distributed hereunder shall be entitled to receive the applicable Escrow Shares calculated based on their ownership interest on the distribution date and (ii) the Purchaser Representative shall have no authority to provide or to cause to be provided the Disbursement Instructions to the Escrow Agent if Purchasers holding at least a majority of the Preferred Shares on the distribution date (based on the aggregate number of Preferred Shares held by all of the Purchasers on the distribution date), by notice given to the Purchaser Representative no later than five (5) business days after their receipt of the Proposed Disbursement Materials pursuant to Section 1.4(b) hereof, dispute the calculation of the 2011 PT and/or the Escrow Shares to be distributed to the Purchasers or returned to the Principal Stockholder, as the case may be.  Any Escrow Shares not delivered to any Purchaser because such Purchaser no longer holds Preferred Shares or Conversion Shares shall be returned to the Principal Stockholder.

If the Company does not achieve the 2011 PT, the Company shall use reasonable best efforts to promptly cause the applicable Escrow Shares to be delivered to the Purchasers, including causing its transfer agent to promptly, but in no event longer than five (5) business days after delivery of the Disbursement Instructions, transfer the certificates into the names of the Purchasers.  The Company shall also instruct its securities counsel to provide any written instruction required by the Escrow Agent or the transfer agent in a timely manner so that the issuances and delivery contemplated above can be achieved within seven (7) business days following delivery of the Fiscal Year 2011 Annual Report to the Purchaser Representative.

ARTICLE II

REPRESENTATIONS OF THE PRINCIPAL STOCKHOLDER

2.1           Representations and Warranties.  The Principal Stockholder hereby represents and warrants to the Purchasers and the Purchaser Representative as follows:

(i)           The Principal Stockholder is the record and beneficial owner of the Escrow Shares placed into escrow and owns the Escrow Shares, free and clear of all pledges, liens, claims and encumbrances, except encumbrances created by this Agreement.  There are no restrictions on the ability of the Principal Stockholder to transfer the Escrow Shares, other than transfer restrictions under the Lock-Up Agreement and/or applicable federal and state securities laws.

(ii)           The performance of this Agreement and compliance with the provisions hereof will not violate any provision of any law applicable to the Principal Stockholder and will not conflict with or result in any material breach of any of the terms, conditions or provisions of, or constitute a default under the terms of the certificate of incorporation or by-laws of the Principal Stockholder, or any indenture, mortgage, deed of trust or other agreement or instrument binding upon the Principal Stockholder or affecting the Escrow Shares or result in the creation or imposition of any lien, charge or encumbrance upon, any of the properties or assets of the Principal Stockholder, the creation of which would have a material adverse effect on the business and operations of the Principal Stockholder.  No notice to, filing with, or authorization, registration, consent or approval of any governmental authority or other person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Principal Stockholder, other than those already obtained. Upon the transfer of the Escrow Shares to the Purchasers pursuant to this Agreement,  the Purchasers will be the record and beneficial owners of all of such shares and have good and valid title to all of such shares, free and clear of all encumbrances.

ARTICLE III

ESCROW AGENT

3.1           The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Company, the Principal Stockholder, the Purchaser Representative and the Escrow Agent.

3.2           The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud or willful misconduct, and any act done or omitted by the Escrow Agent pursuant to the advice of the Escrow Agent’s attorneys-at-law shall be conclusive evidence of such good faith, in the absence of gross negligence, fraud or willful misconduct.

3.3           The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

3.4           The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud or willful misconduct.

3.5           The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary to properly advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor which shall be paid by the Escrow Agent. The Escrow Agent has acted as legal counsel for the Company. The Company and the Purchasers consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. The Company and the Purchasers understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

3.6           The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company and the Purchasers. In the event of any such resignation, the Purchasers and the Company shall appoint a successor Escrow Agent and the Escrow Agent shall deliver to such successor Escrow Agent any escrow funds and other documents held by the Escrow Agent.

3.7           If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall use its best efforts to join in furnishing such instruments.

3.8           It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents or the Escrow Shares held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (1) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Shares until such disputes shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (2) to deliver the Escrow Shares and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York, Borough of Manhattan, in accordance with the applicable procedure therefor.

3.9           The Company agrees to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

ARTICLE IV

MISCELLANEOUS

4.1           Waiver.  No waiver of, or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

4.2           Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4.2), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to Escrow Agent:            Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention: Mitchell S. Nussbaum, Esq.
Tel No.: 212-407-4000
Fax No.: 212-407-4990

If to the Company or the Principal Stockholder:

Remediation Services, Inc.
c/o China LianDi Energy Resources Engineering Technology Ltd.
4th Floor Tower B. Wanliuxingui Building,
No. 28 Wanquanzhuang Road, Haidian District
Beijing, 100089  China
Attention: Chief Executive Officer
Tel. No.: (86) 010-5872-0171
Fax No.: (86) 010-5872-0181

With a copy to (which shall not constitute notice):

Loeb & Loeb LLP
345 Park Avenue
New York, NY 10154
Attention: Mitchell S. Nussbaum, Esq.
Tel. No.: (212) 407-4000
Fax No.: (212) 407-4990

If to the Purchaser Representative:

Longboard Capital Advisors, LLC
1312 Cedar Street
Santa Monica, CA 90405

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

4.3           Successors and Assigns.  This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

4.4           Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter. This Escrow Agreement may not be modified, changed, supplemented, amended or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.  Notwithstanding anything to the contrary in this Agreement, none of the provisions of Article I hereof or this Section 4.4 may be modified, changed, supplemented, amended or terminated, nor may any such provision be waived, without the prior written consent of the Purchasers holding a majority of the Preferred Shares as of the date of such modification, change, supplement, amendment, termination or waiver (based on the aggregate number of Preferred Shares held by all of the Purchasers as of the date of such modification, change, supplement, amendment, termination or waiver).

4.5           Headings. The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

4.6           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 26th day of February 2010.

REMEDIATION SERVICES, INC.

By:	/s/ Jianzhong Zuo
Name: Jianzhong Zuo
Title: Chief Executive Officer

PURCHASER REPRESENTATIVE:

Longboard Capital Advisors, LLC

By:	/s/ Brett Conrad
Name: Brett Conrad
Title: Authorized Signatory

ESCROW AGENT:

Loeb & Loeb LLP

By:	/s/ Loeb & Loeb
Name: Giovanni Caruso
Title: Partner

PRINCIPAL STOCKHOLDER:

CHINA LIANDI ENERGY RESOURCES ENGINEERING TECHNOLOGY LTD.

By:	/s/ Jianzhong Zuo
Name: Jianzhong Zuo
Title: Director